Exhibit 99. (e)(2)

                    Flag Investors Communications Fund, Inc.
              (formerly Flag Investors Telephone Income Fund, Inc.)
                             DISTRIBUTION AGREEMENT


                                   Appendix A
                              as of August 31, 1997
                         Revised as of February 16, 2000

--------------------------------------------------------------------------------------------------------------
                                                                                Distribution      Service
Series                                           Class                              Fee             Fee
--------------------------------------------------------------------------------------------------------------
Flag Investors Communications Fund, Inc.         Class A                           0.25%           ----
                                                 Class B                           0.75%           0.25%
                                                 Class C                           0.75%           0.25%
                                                 Institutional Class                ----           ----

--------------------------------------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Amended Appendix A to the Distribution Agreement and Amended Appendix A to the Sub-Distribution Agreement between Flag Investors Communications Fund, Inc. (formerly Flag Investors Telephone Income Fund, Inc.) and ICC Distributors, Inc. to be executed in their names and on their behalf by and through their duly authorized officers, as of February 16, 2000.

                                        FLAG INVESTORS COMMUNICATIONS FUND, INC.
                           (formerly Flag Investors Telephone Income Fund, Inc.)

                                                          By:/s/Charles A. Rizzo
                                                             -------------------



                                                          ICC DISTRIBUTORS, INC.


                                                 By:/s/John Y. Keffer, President
                                                    ----------------------------